Exhibit 99.1
Gevo Reports Record Third Quarter 2026 Financial Results

Gevo Carbon Business Drives Net Income of $23 million and Adjusted EBITDA1 of $44 million for Third Quarter

ENGLEWOOD, Colo. – November 10, 2026 – Gevo, Inc. (NASDAQ: GEVO) today announced its financial results for the third quarter ended September 30, 2026, reporting record revenue of $83 million, net income of $23 million, non-GAAP Adjusted EBITDA1 of $44 million and cash flow from operations of $41 million.
“The quarter marked our strongest financial performance to date, with record revenue, net income, Adjusted EBITDA1 and cash flow from operations,” said Gevo Chief Executive Officer Paul Bloom. “We said we would build a carbon business that stands on its own in 2026. These results show it’s working. By selling into both compliance and voluntary carbon markets, we’ve built a durable business from the carbon we capture and store today, contributing to both revenue and cash flow, ending the third quarter with $68 million in cash and setting the stage for our next phase of growth.”

Third Quarter 2026 Financial Highlights

•Revenue of $83 million in the third quarter of 2026, compared to $43 million in the same quarter last year.

◦The quarter included approximately $29.4 million of revenue from sales of Canadian Clean Fuel Regulation (CFR) credits, the majority of which had been generated in 2025 and the first half of 2026.

•Gross profit of $48 million in the third quarter of 2026, compared to $13 million in the same quarter last year.

•Net income attributable to Gevo of $23 million, or $0.09 per share on a diluted basis in the third quarter of 2026, compared to a net loss of $8 million in the same quarter last year. Non-GAAP adjusted net income attributable to Gevo2 was $29 million, or $0.12 per share, in the third quarter of 2026, compared to an adjusted net loss attributable to Gevo of $5 million, or $0.02 per share, in the same quarter last year.

•Non-GAAP Adjusted EBITDA1 of $44 million in the third quarter of 2026, compared to $7 million in the same quarter last year.

•Cash flow from operations of $41 million in the third quarter of 2026 and $12 million for the nine months ended September 30, 2026.

•Ended the quarter with cash and cash equivalents of $68 million.

Business and Operations Highlights

“Gevo has a powerful growth platform built on low-carbon fuels, carbon and maximizing incentives,” said Bloom. “We have focused development around our existing operations, improving margins and near-term cash flow, with a portfolio of growth projects we believe will create substantial shareholder value.”

•Improved non-GAAP Adjusted EBITDA1 outlook: Gevo now expects full year 2026 non-GAAP Adjusted EBITDA1 to be greater than $90 million and 2027 non-GAAP Adjusted EBITDA1 to be greater than $70 million. The improved outlook is supported by:

◦Non-recurring revenue of approximately $20 million from banked CFR credits recognized in the third quarter of 2026.

◦Recent improvements to the 45ZCF GREET model for renewable natural gas (RNG) that provides greater recognition for avoided methane emissions from dairy manure, which we expect to create more than $10 million of additional 45Z value to our gross profit from our existing RNG assets annually, based on current estimates and subject to third-party validation.

•Carbon business: As announced in October, Gevo expects its carbon business to generate more than $50 million of revenue in 2026.

◦The carbon business generates revenue based on the volume of carbon capture and sequestration (CCS) Gevo delivers to regulatory and voluntary carbon credits, and the average realized price of carbon across those various markets.

•Section 45Z Clean Fuel Production Credit monetization: In October, Gevo announced that it had contracted sales of $70 million worth of Section 45Z tax credits, representing substantially all of its expected credits from ethanol and RNG production for 2026. Gevo expects these sales to grow further in 2027, as a result of increased production from its debottlenecking project.

•Debottlenecking: The Company is nearing completion of its debottlenecking project at Gevo North Dakota, which is expected to increase low-carbon ethanol production to a nameplate capacity of approximately 75 million gallons per year, plus associated coproducts, carbon capture and incentives. The project remains on track for completion by year-end 2026.

•Expansion: The Company made progress to secure financing for an expansion that would approximately double low-carbon ethanol production and carbon capture, starting in 2028, and secured long lead time capital equipment in the third quarter.
•Project Northstar: The Company continues its path of securing sufficient fixed or floor price commercial offtake agreements for sustainable aviation fuel (SAF) to enable Project Northstar (also known as ATJ-30), a long-term initiative to convert a portion of the Company's ethanol production into SAF.

•Low-carbon ethanol production: Gevo produced 19 million gallons of low-carbon ethanol during the third quarter of 2026, compared to 17 million gallons in the same quarter last year, primarily due to the timing of scheduled maintenance, which was completed prior to the third quarter this year but during the third quarter last year.

•RNG production: Gevo produced 91,729 MMBtu of RNG during the third quarter of 2026, compared to 92,396 MMBtu in the same quarter last year.

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. ET will be Paul Bloom, chief executive officer, Leke Agiri, chief financial officer and Eric Frey, vice president of finance and strategy. They will also be joined by Greg Hanselman, chief operating officer and Kyle James, chief commercial and risk officer. They will review Gevo’s financial results and provide an update on recent corporate highlights.

To participate in the live call, please register through the following event weblink: https://registrations.events/direct/Q4I39798VIPxW5nsSJ16f5S3f.

To listen to the conference call (audio only, non-participating), please register through the following event weblink: https://events.q4inc.com/attendee/990337405.

A webcast replay will be available after the conference call ends on November 10, 2026. The archived webcast along with the earnings press release and slide presentation will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent CCS facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals, operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at its North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, expected growth and results of our carbon business, expected future monetization of Section 45Z and other carbon credits, the financing and timing of our ethanol and CCS debottlenecking and expansion projects, our financial condition, our results of operation and liquidity, our business plans, our business development activities, financial projections related to our business, our ability to successfully develop, construct, and finance our operations and growth projects, our ability to achieve cash flow from our planned projects, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), including non-GAAP adjusted net income (loss) and Adjusted EBITDA. Non-GAAP adjusted net income excludes impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance from GAAP net income (loss). Non-GAAP Adjusted EBITDA excludes depreciation and amortization, impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance from GAAP net income (loss) from operations. Management believes it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. This non-GAAP financial information also facilitates management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes this non-GAAP financial information is useful to investors because it allows for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

Gevo has not provided a reconciliation of forward-looking non-GAAP adjusted EBITDA guidance measures to the most directly comparable GAAP measures because of the inherent difficulty in accurately forecasting certain items excluded from GAAP, which have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

1Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance and other non-recurring expenses to GAAP net income (loss) from operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP is provided in the financial statement tables following this release. See Non-GAAP Financial Information above.
2Adjusted net income (loss) is a non-GAAP measure calculated by adding back impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance and other non-recurring expenses to GAAP net income (loss). A reconciliation of non-GAAP adjusted net income (loss) from operations to GAAP is provided in the financial statement tables following this release. See Non-GAAP Financial Information above.

Gevo, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$67,554	$81,163
Restricted cash	—	28,770
Trade accounts receivable, net	27,342	8,394
Inventories	20,176	19,076
Prepaid expenses and other current assets	4,897	6,001
Total current assets	119,969	143,404
Property, plant and equipment, net	256,345	353,577
Long-term restricted cash	—	7,006
Operating right-of-use assets	2,449	1,964
Finance right-of-use assets	649	430
Intangible assets, net	86,094	95,003
Goodwill	43,558	43,558
Deposits and other assets	31,172	73,987
Total assets	$540,236	$718,929
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$24,200	$36,508
Deferred clean fuel production tax credits	33,609	41,115
Operating lease liabilities	900	689
Finance lease liabilities	94	273
Total current liabilities	58,803	78,585
Bonds payable, net	—	64,247
Loans payable	167,769	100,503
Operating lease liabilities	1,736	1,416
Finance lease liabilities	600	394
Asset retirement obligation	2,788	2,250
Other long-term liabilities	—	365
Total liabilities	231,696	247,760

Redeemable non-controlling interest	10,144	4,832

Equity
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 247,376,240 and 242,464,470 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	2,474	2,425
Additional paid-in capital	1,305,920	1,298,064
Accumulated deficit	(1,009,998)	(834,152)
Total stockholders' equity	298,396	466,337
Total liabilities and stockholders' equity	$540,236	$718,929

Gevo, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total revenues	$82,953	$42,710	$172,402	$115,232
Cost of production	28,216	22,285	68,366	60,996
Depreciation and amortization	6,925	7,404	20,569	20,239
Gross profit	47,812	13,021	83,467	33,997
Operating expenses:
Research and development expense	1,141	1,273	3,080	3,259
General and administrative expense	13,712	11,647	42,809	33,514
Project development costs	2,259	3,229	7,702	9,062
Acquisition related costs	—	90	—	4,528
Facility idling costs	—	472	—	1,667
Impairment of long-lived assets	—	—	135,788	—
Allowance for credit losses on refundable deposits	500	—	40,282	—
Loss on disposal of assets, net	—	—	210	—
Total operating expenses	17,612	16,711	229,871	52,030
Income (loss) from operations	30,200	(3,690)	(146,404)	(18,033)
Other (expense) income
Interest expense	(5,548)	(5,207)	(16,349)	(12,846)
Loss on extinguishment of bonds	—	—	(10,304)	—
Interest and investment income	449	988	1,892	4,080
Other expense, net	(32)	332	(1378)	178
Total other expense, net	(5,131)	(3,887)	(26,139)	(8,588)
Net income (loss)	25,069	(7,577)	(172,543)	(26,621)
Net income attributable to redeemable non-controlling interest	2355	377	3381	917
Net income (loss) attributed to Gevo, Inc.	$22,714	$(7,954)	$(175,924)	$(27,538)

Net income (loss) per share - basic	$0.10	$(0.03)	$(0.74)	$(0.12)
Net income (loss) per share - diluted	$0.09	$(0.03)	$(0.74)	$(0.12)
Weighted-average common shares outstanding - basic	236,676,417	232,684,017	238,260,945	233,338,776
Weighted-average common shares outstanding - diluted	240,892,929	232,684,017	238,260,945	233,338,776

Gevo, Inc.
Consolidated Statements of Stockholders’ Equity
(In thousands, except share amounts)

	For the Three Months Ended September 30, 2026 and 2025
	Stockholders' Equity					Mezzanine Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity	Redeemable Non-Controlling Interest
	Shares	Amount
Balance, June 30, 2026	247,237,104	$2,472	$1,303,403	$(1,032,712)	$273,163	$7,789
Non-cash stock-based compensation	—	—	2,435	—	2,435	—
Stock-based awards and related share issuances, net	57,705	1	(1)	—	—	—
Exercise of stock options	81,431	1	92	—	93	—
Payments for tax withholdings on employee equity awards	—	—	(9)	—	(9)	—
Net income	—	—	—	22,714	22,714	2,355
Balance, September 30, 2026	247,376,240	$2,474	$1,305,920	$(1,009,998)	$298,396	$10,144

Balance, June 30, 2025	241,841,590	$2,419	$1,291,630	$(819,945)	$474,104	$5,664
Non-cash stock-based compensation	—	—	2,362	—	2,362	—
Stock-based awards and related share issuances, net	283,050	2	272	—	274	—
Change in redemption value of redeemable non-controlling interest	—	—	—	85	85	(85)
Net income (loss)	—	—	—	(7,954)	(7,954)	377
Balance, September 30, 2025	242,124,640	$2,421	$1,294,264	$(827,814)	$468,871	$5,956

	For the Nine Months Ended September 30, 2026 and 2025
	Stockholders' Equity					Mezzanine Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity	Redeemable Non-Controlling Interest
	Shares	Amount
Balance, December 31, 2025	242,464,470	$2,425	$1,298,064	$(834,152)	$466,337	$4,832
Issuance of redeemable non-controlling interest	—	—	—	—	—	2,009
Non-cash stock-based compensation	—	—	7,096	—	7,096	—
Stock-based awards and related share issuances, net	4,900,880	48	1,021	—	1,069	—
Exercise of stock options	291,671	4	341	—	345	—
Payments for tax withholdings on employee equity awards	(280,781)	(3)	(602)	—	(605)	—
Change in redemption value of redeemable non-controlling interest	—	—	—	78	78	(78)
Net income (loss)	—	—	—	(175,924)	(175,924)	3,381
Balance, September 30, 2026	247,376,240	$2,474	$1,305,920	$(1,009,998)	$298,396	$10,144

Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$(800,237)	$489,488	$—
Issuance of redeemable non-controlling interest	—	—	—	—	—	5,000
Non-cash stock-based compensation	—	—	6,504	—	6,504	—
Stock-based awards and related share issuances, net	2,948,347	29	427	—	456	—
Change in redemption value of redeemable non-controlling interest	—	—	—	(39)	(39)	39
Net income (loss)	—	—	—	(27,538)	(27,538)	917
Balance, September 30, 2025	242,124,640	$2,421	$1,294,264	$(827,814)	$468,871	$5,956

Gevo, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net loss	$(172,543)	$(26,621)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of long-lived assets	135,788	—
Allowance for credit losses on refundable deposits	40,282	—
Loss on disposal of property and equipment	210	—
Loss on extinguishment of bonds	10,304	369
Stock-based compensation	7,096	6,504
Depreciation and amortization	20,569	20,239
Change in fair value of derivative instruments	968	(15)
Production tax credits generated	(49,448)	(34,006)
Amortization of deferred financing costs	1,576	1,334
Other non-cash expense (income)	1,806	(793)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(18,948)	(361)
Inventories	(1,452)	(4,108)
Prepaid expenses and other current assets, deposits and other assets	3,873	(7,455)
Accounts payable, accrued expenses and non-current liabilities	(9,145)	6907
Proceeds from production tax credit sale	41,089	4,650
Net cash provided by (used in) operating activities	12,025	(33,356)
Investing Activities
Acquisitions of property, plant and equipment	(51,587)	(18,907)
Acquisition of Red Trail Energy, net of cash acquired	—	(198,461)
Capitalization of patent costs	(388)	—
Equity investment in an unconsolidated entity	(1,500)	—
Issuance of note receivable	(250)	—
Net cash used in investing activities	(53,725)	(217,368)
Financing Activities
Proceeds from issuance of bonds	—	40,000
Redemption of bonds	(68,155)	(40,000)
Term loan proceeds	70,000	105,000
Payment of debt issuance costs	(2,612)	(9,425)
Non-controlling interest	—	5,000
Payment of prepayment penalty on redemption of bonds	(6,506)	—
Proceeds from the exercise of stock options	345	456
Payment of finance lease liabilities	(152)	(945)
Payments for tax withholdings on employee equity awards	(605)	—
Net cash (used in) provided by financing activities	(7,685)	100,065
Net decrease in cash and cash equivalents	(49,385)	(150,659)
Cash, cash equivalents and restricted cash at beginning of period	116,939	259,033
Cash, cash equivalents and restricted cash at end of period	$67,554	$108,374

Gevo, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP Adjusted EBITDA (Consolidated):
Income (loss) from operations (GAAP)	$30,200	$(3,690)	$(146,404)	$(18,033)
Impairment of long-lived assets	—	—	135,788	—
Allowance for credit losses on refundable deposits	500	—	40,282	—
Loss on disposal of assets, net	—	—	210	—
Depreciation and amortization	6,925	7,404	20,569	20,239
Other amortization	403	—	1,155	—
Stock-based compensation	2,435	2,362	7,096	6,504
Change in fair value of derivative instruments	3,658	637	968	(15)
Executive severance	—	—	3,293	—
Non-recurring debt modification costs	—	—	771	—
Non-GAAP Adjusted EBITDA (Consolidated)	$44,121	$6,713	$63,728	$8,695

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP Adjusted Net Income (Loss) (Consolidated):
Net income (loss) attributable to Gevo, Inc.	$22,714	$(7,954)	$(175,924)	$(27,538)
Impairment of long-lived assets	—	—	135,788	—
Allowance for credit losses on refundable deposits	500	—	40,282	—
Loss on disposal of assets, net	—	—	210	—
Stock-based compensation	2,435	2,362	7,096	6,504
Change in fair value of derivative instruments	3,658	637	968	(15)
Executive severance	—	—	3,293	—
Non-recurring debt modification costs	—	—	771	—
Non-GAAP adjusted net income (loss) attributable to Gevo, Inc.	$29,307	$(4,955)	$12,484	$(21,049)
Non-GAAP adjusted net income (loss) attributable to Gevo, Inc. per share	$0.12	$(0.02)	$0.05	$(0.09)

	Three Months Ended September 30, 2026
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(11,067)	$(953)	$319	$41,901	$30,200
Allowance for credit losses on refundable deposits	—	500	—	—	500
Depreciation and amortization	907	—	1,101	4,917	6,925
Other amortization	13	—	235	155	403
Allocated intercompany expenses for shared service functions	(1,253)	—	250	1,003	—
Stock-based compensation	2,396	—	11	28	2,435
Change in fair value of derivative instruments	—	—	—	3,658	3,658
Non-GAAP adjusted EBITDA (Consolidated)	$(9,004)	(453)	$1,916	$51,662	$44,121

	Nine Months Ended September 30, 2026
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(45,099)	$(176,282)	$2,465	$72,512	$(146,404)
Impairment of long-lived assets	1,382	134,406	—	—	135,788
Allowance for credit losses on refundable deposits	—	40,282	—	—	40,282
Loss on disposal of assets, net	—	—	210	—	210
Depreciation and amortization	2,732	—	3,106	14,731	20,569
Other amortization	13	—	748	394	1,155
Allocated intercompany expenses for shared service functions	(3,863)	—	855	3,008	—
Stock-based compensation	7,012	—	32	52	7,096
Change in fair value of derivative instruments	—	—	—	968	968
Executive severance	3,293	—	—	—	3,293
Non-recurring debt modification costs	—	—	8	763	771
Non-GAAP adjusted EBITDA (Consolidated)	$(34,530)	$(1,594)	$7,424	$92,428	$63,728

	Three Months Ended September 30, 2025
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(15,947)	$(547)	$483	$12,321	$(3,690)
Depreciation and amortization	808	—	1,776	4,820	7,404
Allocated intercompany expenses for shared service functions	(315)	—	315	—	—
Stock-based compensation	2,355	—	3	4	2,362
Change in fair value of derivative instruments	—	—	—	637	637
Non-GAAP adjusted EBITDA (Consolidated)	$(13,099)	$(547)	$2,577	$17,782	$6,713

	Nine Months Ended September 30, 2025
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(49,297)	$(1,647)	$2,408	$30,503	$(18,033)
Depreciation and amortization	2,334	—	4,553	13,352	20,239
Allocated intercompany expenses for shared service functions	(946)	—	946	—	—
Stock-based compensation	6,522	—	(24)	6	6,504
Change in fair value of derivative instruments	—	—	—	(15)	(15)
Non-GAAP adjusted EBITDA (Consolidated)	$(41,387)	$(1,647)	$7,883	$43,846	$8,695

Media Contact
PR@gevo.com
Investor Contact
Eric Frey, PhD
Vice President of Finance and Strategy
IR@Gevo.com